Exhibit 10.2

Amendment to the UNSECURED credit facility

THIS AMENDMENT is dated July 31, 2023 between:

TMC THE METALS COMPANY INC., a company organized under the laws of British Columbia, Canada (“TMC”);

and

ARGENTUM CEDIT VIRTUTI GCV, a corporation organized under the laws of Belgium and the parent of Allseas Investments S.A. (“Argentum”)

RECITALS

WHEREAS TMC and Argentum entered into an Unsecured Credit Facility agreement (the “UCF”) on March 22, 2023.

AND WHERAS the parties wish to amend the UCF as set forth below.

NOW THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations and warranties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties to this Agreement covenant and agree as follows:

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the UCF.

2.	Amendments. The UCF is hereby amended as follows:

2.1.	Section 1.1.10 shall be replaced in its entirety with the following: “Maturity Date” means November 30, 2024;

3.	Entire Agreement. This Amendment shall be read together with the UCF as a single agreement, and together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment. This Amendment may be executed in multiple originals, each of which shall be considered an original for all purposes and, collectively, shall be considered to constitute this Amendment. Signatures transmitted by facsimile or in a Portable Document Format (pdf) may be considered an original for all purposes, including, without limitation, the execution of this Amendment and enforcement of this Amendment. This Amendment shall prevail in case of any conflict with the UCF.

IN WITNESS WHEREOF the parties have executed this Amendment this 31st day of July, 2023.

TMC THE METALS COMPANY INC.
By:	/s/ Gerard Barron
Name: Gerard Barron Title: Chief Executive Officer

ARGENTUM CEDIT VIRTUTI GCV
By:	/s/ Edward Heerema
Name: Edward Heerema
Title: Zaakvoerder